UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Hamilton Landing, Suite 100

Novato, California 94949

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 408-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Asset Purchase Agreement

On August 20, 2015, Raptor Pharmaceutical Corp. (“Raptor” or the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Tripex Pharmaceuticals, LLC, a Delaware limited liability company (“Tripex”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Raptor will purchase from Tripex various assets and rights related to levofloxacin solution for inhalation, a pharmaceutical product also known as “Aeroquin,” “MP-376” and “Quinsair” (such product, “Aeroquin”, the assets to be purchased under the Purchase Agreement, the “Transferred Assets”, and the purchase of the Transferred Assets, the “Asset Purchase”). The boards of directors of each of Raptor and Tripex have unanimously approved the Purchase Agreement.

Upon the terms and subject to the conditions set forth in the Purchase Agreement, Raptor will pay Tripex $68,350,000 (the “Upfront Payment”) at the closing (the “Closing”) of the Asset Purchase, subject to deductions for amounts to be held in escrow and payment of costs for representations and warranties insurance. At Raptor’s election, up to 50% of the Upfront Payment may be paid in shares of Raptor common stock. Additionally, Tripex may become entitled to receive additional payments from Raptor after the Closing of the Asset Purchase, depending on whether certain milestones are achieved and on the net sales of Aeroquin-related products (the “Contingent Payments”).

The Contingent Payments include:

•	a one-time payment of between $40 million and $80 million if the United States Food and Drug Administration (the “FDA”) approves Aeroquin for the treatment of infections in cystic fibrosis in a specified cohort of patients (such payment, the “Regulatory Milestone Payment”), with the amount of the Regulatory Milestone Payment depending on the date the approval is granted, the data required to be submitted for approval, and the contents of the approved label;

•	a one-time payment of $20 million if a registrational trial milestone for Aeroquin is achieved (such payment, the “Trial Milestone Payment”);

•	up to four payments, totaling up to $250 million in the aggregate, payable upon first commercial sale of Aeroquin in the United States and/or the European Union for up to two approved label indications in addition to cystic fibrosis (such payments, the “Commercial Sale Payments”); and

•	certain royalties would become payable by Raptor to Tripex based on net sales of Aeroquin-related products by Raptor, its affiliates and its sublicensees.

At Raptor’s election, portions of the Regulatory Milestone Payment and the Trial Milestone Payment may be paid in the form of shares of Raptor’s common stock, as partially summarized below under Item 3.02 of this Current Report on Form 8-K, which Item 3.02 is hereby incorporated into this Item 1.01 by reference. In addition, the acquiring party in a change of control of Raptor may be required to prepay portions of certain Contingent Payments if, after the change of control event, certain diligence obligations pertaining to Aeroquin are not met.

Raptor may be obligated to engage in specified levels of effort to undertake activities relevant to the Contingent Payments, each of which will be subject to various exceptions to performance. For example, under certain conditions, Raptor may be obligated to file, within a certain time period after the Closing of the Asset Purchase, a new drug application for Aeroquin for the treatment of infections in patients with cystic fibrosis.

The Purchase Agreement contains customary representations and warranties of Raptor and Tripex, including representations and warranties by Tripex relating to Tripex’s title to the Transferred Assets and representations regarding the intellectual property included in the Transferred Assets. The Purchase Agreement contains customary covenants on the part of Raptor and Tripex, including, among other things, covenants on the part of Tripex to hold and operate the Transferred Assets in a certain manner until the closing of the Asset Purchase or the termination of the Purchase Agreement in accordance with its terms.

Raptor’s and Tripex’s obligations to close the Asset Purchase are subject to the satisfaction or waiver of certain conditions including, among other things, (a) the accuracy of each other’s representations and warranties, (b) the performance of each other’s covenants, and (c) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act. Raptor’s obligations to close the Asset Purchase are subject to the satisfaction or waiver of certain additional conditions. Raptor and/or Tripex have the right to terminate the Purchase Agreement under various circumstances, including, among other things, if the Asset Purchase has not been consummated by December 31, 2015.

The description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to a separate filing of Raptor. Portions of the Purchase Agreement may be subject to a FOIA Confidential Treatment Request to the SEC pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any omitted material will be included in the request for confidential treatment.

PARI Letter Agreement

Pursuant to the Purchase Agreement, at the Closing, Raptor will assume Tripex’s rights and certain obligations under the Development and License Agreement (the “Development and License Agreement”), dated as of February 11, 2006, between PARI Pharma GmbH, a German corporation and successor in interest to PARI GmbH, a German corporation (“PARI”), and Mpex Pharmaceuticals, Inc., a prior owner of the Transferred Assets (“Mpex”). Pursuant to the Development and License Agreement, PARI granted Mpex a worldwide royalty-bearing license to develop, sell and otherwise exploit pharmaceutical preparations formulated for delivery via pulmonary administration, and the parties agreed to perform joint evaluation, research and development of potential formulations of drug compounds for pulmonary delivery with customized PARI nebulizer devices. The Aeroquin product was developed pursuant to the Development and License Agreement, and subject to consummation of the Asset Purchase, will continue to be developed and commercialized subject to the terms and conditions of the Development and License Agreement, as amended by the PARI Amendment (as defined and described below).

On August 20, 2015, Raptor entered into a Letter Agreement (the “PARI Letter Agreement”) with PARI, which provides that PARI and Raptor will enter into Amendment No. 1 to the Development and License Agreement (the “PARI Amendment”) following the Closing. Pursuant to the Development and License Agreement, as amended by the PARI Amendment, Raptor will make payments due to PARI upon the achievement of milestones related to regulatory approval and commercialization activities. The Development and License Agreement, as amended by the PARI Amendment, provides that Raptor will agree to comply with diligence milestones related to development and commercialization of Aeroquin in the United States, will spend a specified minimum amount per year on development activities in the United States until filing of the New Drug Application for Aeroquin in the United States, and will pay PARI tiered single digit royalties on net sales of Aeroquin for a specified time period. Raptor will have the right to buy down the royalties under certain conditions by paying an amount determined through a defined net present value calculation. The PARI Amendment further provides that in the event that Raptor decides to cease the development or commercialization of Aeroquin for exclusive delivery via the PARI nebulizer device in the United States, PARI shall have the right, in its sole discretion, to develop, and/or license their technology for use with, other inhaled fluoroquinolones within the United States.

The descriptions of the Development and License Agreement, the PARI Letter Agreement, and the PARI Amendment contained herein do not purport to be complete, and are qualified in their entirety by reference to the Development and License Agreement, the PARI Letter Agreement and the PARI Amendment. Copies of these will be filed with the SEC as exhibits to a separate filing of Raptor. Portions of the Development and License Agreement, the PARI Letter Agreement, and the PARI Amendment may be subject to a FOIA Confidential Treatment Request to the SEC pursuant to Rule 24b-2 under the Exchange Act. Any omitted material will be included in the request for confidential treatment.

PARI Commercial Supply Agreement

On August 20, 2015, Raptor and PARI entered into a Commercial Supply Agreement (the “Commercial Supply Agreement”), pursuant to which PARI agreed to manufacture and sell to Raptor nebulizer handsets and PARI eBase Starter Kits (the “Devices”) for use with Aeroquin. The agreement establishes a joint steering committee to coordinate the worldwide commercialization of the Devices, in the case of PARI, and levofloxacin, in the case of Raptor, and the parties agreed to cooperate in obtaining regulatory approval for the Devices and levofloxacin where applicable. Both PARI and Raptor granted the other party a non-exclusive license to use the other parties’ trademarks in connection with commercialization activities.

The description of the Commercial Supply Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Commercial Supply Agreement, a copy of which will be filed with the SEC as an exhibit to a separate filing of Raptor. Portions of the Commercial Supply Agreement may be subject to a FOIA Confidential Treatment Request to the SEC pursuant to Rule 24b-2 under the Exchange Act. Any omitted material will be included in the request for confidential treatment.

Registration Rights Agreement

On August 20, 2015, Raptor, Tripex and certain Tripex members that may receive shares of Raptor common stock pursuant to the Purchase Agreement (the “Stock Recipient Members”) entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the shares of Raptor common stock that may be issued by Raptor as consideration pursuant to the Purchase Agreement, including in connection with the Closing and certain milestone events as described in Item 3.02 below, (the “Registrable Securities”). Pursuant to the Registration Rights Agreement, within 5 business days after each such issuance of Registrable Securities, Raptor will file with the SEC a registration statement on Form S-3 registering the resale of the Registrable Securities by Tripex and/or the Stock Recipient Members as selling stockholders. Raptor must keep each such registration statement effective until the earlier of (i) 180 days following effectiveness of the registration statement or (ii) the selling stockholders have completed the distribution described in the registration statement.

The description of the Registration Rights Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which will be filed with the SEC as an exhibit to a separate filing of Raptor.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, Raptor may issue shares of common stock to Tripex in lieu of paying cash to satisfy its obligations to pay (i) up to $34,175,000 of the Upfront Payment, (ii) up to 50% of any Regulatory Milestone Payment, and/or (iii) up to 50% of any Trial Milestone Payment. The number of shares of Raptor common stock to be issued will be based on the 30-trading-day average daily volume-weighted trading price ending on the second trading day immediately preceding the issuance of the shares. 50% of any shares of Raptor common stock issued pursuant to the Purchase Agreement will be subject to restrictions on transfer such that they may not be sold or otherwise disposed of, in whole or in part, until the date that is 45 days after the issuance date.

Any issuance of Raptor common stock to Tripex will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The shares of Raptor common stock issuable pursuant to the Purchase Agreement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Raptor has agreed to register for resale any shares of Raptor common stock issued to Tripex pursuant to the Purchase Agreement and held or subsequently distributed by Tripex to the Stock Recipient Members on a registration statement on Form S-3 to be filed by Raptor with the SEC, as described under Item 1.01 above.

Item 7.01	Regulation FD.

On August 20, 2015, Raptor issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1.

Forward-Looking Statements

This report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are indicated by words or phrases such as “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” “projected” and similar words or phrases and relate to future events or our future results of operations or future financial performance, including, but not limited to, statements regarding: the anticipated acquisition of Quinsair and the timing of closing of the acquisition; Raptor’s plans to launch Quinsair in Europe and Canada and the timing of launch; Raptor’s intention to discuss the path to potential approval in cystic fibrosis in the U.S. with the FDA in 2016; the potential of Quinsair in two additional orphan diseases and Raptor’s intention to initiate clinical programs in 2016 for at least one of these indications; the effect of the acquisition on Raptor and delivery on its strategic focus; expansion of Raptor’s portfolio and leverage of its commercial and development expertise; Raptor’s ability to shape Quinsair’s commercial strategy and potential; 2015 financial guidance; and the impact of the acquisition on Raptor’s financial results. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause

Raptor’s actual results to be materially different from these forward-looking statements. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Factors which may contribute to differences in actual results include, among others: the possibility that the acquisition of Quinsair may not occur on the anticipated timeline, or at all; Raptor’s ability to market and sell Quinsair; market acceptance and sales of PROCYSBI in the U.S. and other territories; Raptor’s ability to expand the use of RP103 and potentially Quinsair and to receive regulatory approval for other indications; Raptor’s reliance on a single active pharmaceutical ingredient supplier for PROCYSBI and other third parties in connection with drug product development; compliance with healthcare regulations, ongoing regulatory requirements and potential penalties; any serious adverse side effects associated with PROCYSBI, Quinsair or any other future products and product liability claims; third-party payor coverage, reimbursement and pricing; enacted and future healthcare legislation; Raptor’s ability to obtain and maintain orphan drug or other regulatory exclusivity for PROCYSBI, Quinsair or any other future products; the integration of European operations with U.S. operations; relationships with key scientific and medical collaborators; intellectual property protection and claims and continued license rights; and Raptor’s ability to fund its operations and make required payments on its debt. Certain of these risks, uncertainties and other factors are described in greater detail in Raptor’s filings from time to time with the SEC, which Raptor strongly urges you to read and consider, including: Raptor’s annual report on Form 10-K for the twelve months ended December 31, 2014 filed with the SEC on March 2, 2015, Raptor’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015 filed with the SEC on May 7, 2015 and August 6, 2015, respectively, and other periodic reports filed with SEC, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor’s reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release of Raptor Pharmaceutical Corp. issued on August 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2015	RAPTOR PHARMACEUTICAL CORP.

	By:	/s/ Michael P. Smith
	Name:	Michael P. Smith
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release of Raptor Pharmaceutical Corp. issued on August 20, 2015.